                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

     We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 26,
2004, relating to the consolidated financial statements of Milestone, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-KSB for the
year ended December 31, 2003. We also consent to the reference to our Firm under the heading "Experts".

                                             /s/ J.H. Cohn LLP

Roseland, New Jersey
August 31, 2004